                                                                      Exhibit 11

                                                 ENGINEERED SUPPORT SYSTEMS, INC.
                                         STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                                              (in thousands, except per share data)


                                                         Three Months Ended                            Nine Months Ended
                                                              July 31                                       July 31
                                                ------------------------------------          ------------------------------------
                                                     2000                  1999                    2000                  1999
                                                --------------        --------------          --------------        --------------
NET INCOME                                       $      3,764          $      1,867            $      8,908          $      5,048
                                                ==============        ==============          ==============        ==============

BASIC EARNINGS PER SHARE

   Average basic shares outstanding                     6,997                 6,883                   6,968                 5,602
                                                ==============        ==============          ==============        ==============

                                                 $       0.54          $       0.27            $       1.28          $       0.90
                                                ==============        ==============          ==============        ==============


DILUTED EARNINGS PER SHARE

   Average basic shares outstanding                     6,997                 6,883                   6,968                 5,602

   Net effect of dilutive stock options<F1>               258                   123                     195                   158
                                                --------------        --------------          --------------        --------------
                                                        7,255                 7,006                   7,163                 5,760
                                                ==============        ==============          ==============        ==============

                                                 $       0.52          $       0.27            $       1.24          $       0.88
                                                ==============        ==============          ==============        ==============


<F1>Based on the treasury stock method


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